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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS



     The Board of Directors
     CompuCom Systems, Inc.:


         We consent to incorporation by reference in the Registration Statements (No. 33-2304, No. 33-30175, No. 33-30056, No. 33-39914, No. 33-43275, No.
     33-63307, No. 33-63309, No. 33-76832, No. 33-85268, No. 333-58623, No. 333-
     69051 and No. 333-69043) on Form S-8 and the Registration Statements (No. 33-43367, No. 33-47002, No. 33-64341, No. 33-78746, No. 33-78756 and No.
     333-12609) on Form S-3 of CompuCom Systems, Inc. of our report dated February 14, 2000, related to the consolidated balance sheets of CompuCom Systems, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of CompuCom Systems, Inc.





                                               KPMG LLP



     Dallas, Texas
     February 23, 2000